As filed with the Securities and Exchange Commission on February 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARSH & McLENNAN COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-2668272 (I.R.S. Employer Identification No.)

1166 Avenue of the Americas New York, New York 10036-2774 (212) 345-5000 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

MARSH & McLENNAN COMPANIES, INC. AMENDED AND RESTATED

2020 INCENTIVE AND STOCK AWARD PLAN

(Full Title of the Plan)

Connor Kuratek

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

(Name and Address of Agent for Service)

(212) 345-5000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Marsh & McLennan Companies, Inc. (the “Company” or “Registrant”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 9,000,000 shares of Common Stock, par value $1.00 per share (“Common Stock”) of the Company that are issuable at any time or from time to time under the Marsh & McLennan Companies, Inc. Amended and Restated 2020 Incentive and Stock Award Plan, effective as of May 15, 2025 (the “Plan”), and any additional Common Stock that becomes issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on July 31, 2020 (Registration No. 333-240223), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 9, 2026 (the “Annual Report”);

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on April 17, 2025, for the quarter ended June 30, 2025, filed with the Commission on July 17, 2025 and for the quarter ended September 30, 2025, filed with the Commission on October 16, 2025;

(c) The Company’s Current Reports on Form 8-K filed with the Commission on January 30, 2025, April 17, 2025, May 19, 2025, July 9, 2025, July 17, 2025, October 16, 2025, January 14, 2026 and January 29, 2026; and

(d) The Company’s Registration Statement on Form 8-B dated May 22, 1969, as amended by an Amendment on Form 8, dated February 3, 1987, describing the Common Stock, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Restated Certificate of Incorporation of Marsh & McLennan Companies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on July 18, 2008 (File No. 001-05998)).
4.2	Amended and Restated Bylaws of Marsh & McLennan Companies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 14, 2026 (File No. 001-05998)).
5.1*	Opinion of Connor Kuratek.
23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
23.2*	Consent of Counsel (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature pages of this Registration Statement).
99.1

Marsh & McLennan Companies, Inc. Amended and Restated 2020 Incentive and Stock Award Plan (incorporated by reference to Exhibit C to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 28, 2025 (File No. 001-05998)).

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 10, 2026.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ John Q. Doyle
	Name:	John Q. Doyle
	Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of the Marsh & McLennan Companies, Inc. hereby appoint each of Katherine J. Brennan and Connor Kuratek as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on February 10, 2026.

Signature	Title
/s/ John Q. Doyle	Director, President and Chief Executive Officer (Principal Executive Officer)
John Q. Doyle
/s/ Mark C. McGivney	Chief Financial Officer (Principal Financial Officer)
Mark C. McGivney
/s/ Stacy M. Mills	Vice President and Controller (Principal Accounting Officer)
Stacy M. Mills

/s/ Anthony K. Anderson	Director
Anthony K. Anderson

/s/ Bruce Broussard	Director
Bruce Broussard

/s/ H. Edward Hanway	Director
H. Edward Hanway

/s/ Deborah C. Hopkins	Director
Deborah C. Hopkins

/s/ Tamara Ingram	Director
Tamara Ingram

/s/ Jane H. Lute	Director
Jane H. Lute

/s/ Steven A. Mills	Director
Steven A. Mills

/s/ Morton O. Schapiro	Director
Morton O. Schapiro

/s/ Jan Siegmund	Director
Jan Siegmund

/s/ Lloyd M. Yates	Director
Lloyd M. Yates

/s/ Judith Hartmann	Director
Judith Hartmann